EXHIBIT 32-2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of WNC Housing Tax Credit Fund V, L.P., Series 4 (the “Partnership”) for the years ended March 31, 2007, 2006, 2005, and 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), and pursuant to 18 U.S.C., section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, I, Melanie R. Wenk, Chief Financial Officer of WNC & Associates, Inc., general partner of the Partnership, hereby certify that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, except (i) to the extent that such provisions require the inclusion of a statement of operations, statement of cash flows, and statement of changes in partners’ equity for the Local Limited Partnership known as Mesa Verde Apartments, L.P. and not just a balance sheet, as of and for the periods ended December 31, 2003, and require the audit report thereon to state that the audit was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) and (ii) that the Report is a cumulative report covering each of the years ended March 31, 2007, 2006, 2005, and 2004; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/ MELANIE R. WENK
Melanie R. Wenk
Vice President and Chief Financial Officer of WNC & Associates, Inc.
Date: November 4, 2013